Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of December 7, 2016, by and between Guided Therapeutics, Inc. Delaware corporation (the “Company”), and GPB Debt Holdings II, LLC (the “Investor”).

WHEREAS:

A. On September 10, 2014, the Company issued a Secured Promissory Note in the principal amount of $1,275,000 (as amended, the “Original Note”) pursuant to a Note Purchase Agreement, dated September 10, 2014;

B. Pursuant to an Assignment and Assumption Agreement, the interests in the Original Note were assigned to the Investor and a second person, and pursuant to an Amendment Agreement, dated February 11, 2016, the Company consented to the assignment and delivered a new note to each assignee of equal like and tenor to the Original Note, except that each assignee’s note had a principal amount of 50% of the Note’s then outstanding principal balance (each such new note, an “Assigned Original Note”). The outstanding principal balance of the Investor’s Assigned Original Note as of the date of this Agreement is $306,862.50;

C. Pursuant to a Securities Purchase Agreement, dated February 11, 2016, between the Company and the Investor, the Company issued to the Investor a 17% Senior Secured Convertible Note on February 12, 2016 (the “Convertible Note”). The initial outstanding principal balance of the Convertible Note was $1,437,500. In connection with such issuance, the Company also issued the Investor a warrant initially exercisable to purchase an aggregate of approximately 179.7 million shares of the Company’s common stock (the “Warrant”).

D. On May 26, 2016, in exchange for a cash payment of $87,500 from the Investor, the outstanding principal balance of the Convertible Note was increased by a like amount. The outstanding principal balance of the Convertible Note as of the date of this Agreement is $1,525,000.

E. The Company and the Investor desire to exchange the Investor’s Assigned Original Note and the Convertible Note for a new note in the principal amount of $1,831,862.50 in the form of Exhibit A (the “New Note” and with this Agreement, the “Transaction Documents”);

F. The exchange of the Investor’s Assigned Original Note and Convertible Note for the New Note (the “Exchange”) is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. EXCHANGE OF ASSIGNED ORIGINAL NOTE AND CONVERTIBLE NOTE.

1.1 Exchange of the Assigned Original Note and Convertible Note. Subject to the satisfaction or waiver of the conditions set forth herein on the date herein concurrent with the execution of this Agreement, in exchange for the Investor’s Assigned Original Note and the Convertible Note, the Company shall issue the Investor the New Note. Upon the delivery of the New Note to the Investor, and without any further action by the parties, all of the Investor’s rights, title and interest in both the Assigned Original Note and the Convertible Note (including any claims the Investor may have against the Company related thereto) shall be relinquished and the Investor shall have assigned the same to the Company, and each of the Assigned Original Note and the Convertible Note shall be void and canceled. The Investor shall deliver or cause to be delivered to the Company (or its designee) the Assigned Original Note and the Convertible Note (or affidavits of lost note, in customary form) as soon as commercially practicable following receipt of the New Note.

1.2 Upon consummation of the Exchange, and without further action by the parties, the number of shares issuable upon exercise of the Warrant shall be adjusted to equal the number of shares then issuable upon full conversion of the New Note (without giving effect to any beneficial ownership limitations set forth in the terms of the New Note).

1.3 The parties shall consummate the Exchange immediately upon the completion of a financing resulting in at least $1,000,000 in cash proceeds to the Company.

2. COMPANY REPRESENTATIONS AND WARRANTIES.

2.1 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to enter into the New Note in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Note and the shares of Common Stock of the Company issuable upon conversion of the New Note (the shares issuable upon conversion of the New Note are collectively referred to herein as “Conversion Shares” and, with the New Note, the “Securities”), have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2 No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Note and the and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

2.3 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the (i) the New Note are exempt from registration pursuant to the exemption provided by Section 3(a)(9) of the 1933 Act and (ii) Conversion Shares, when issued will be exempt from registration pursuant to the exemption provided by Section 4(a)(2) of the 1933 Act.

2.4 Issuance of Securities. The issuance of the Securities was duly authorized and upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon conversion of the New Note, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.5 Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the New Note and the Conversion Shares when issued will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.6 Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Investor represents, warrants and covenants with and to the Company as follows:

3.1 Authorization and Binding Obligation. The Investor has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement. This Agreement has been duly executed and delivered by the Investor, and constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.2 Beneficial Owner. (i) the Investor owns, beneficially and of record, good and marketable title to its Assigned Original Note and the Convertible Note, free and clear of any taxes or encumbrances; (ii) neither the Assigned Original Note nor the Convertible Note is subject to any transfer restriction, other than the restrictions that each of the Original Note and the Convertible Note has not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Investor has not entered into any agreement or understanding with any person or entity to dispose of its Assigned Original Note or the Convertible Note; and (iv) the Investor will convey to the Company good and marketable title to the Investor’s Assigned Original Note and the Convertible Note, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.

3.3 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

3.4 Purchase Entirely for Own Account. The New Note to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the New Note or the Conversion Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act of 1934 (the “1934 Act”) or an entity engaged in a business that would require it to be so registered.

3.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the Company’s most recent Annual Report on Form 10-K for its last fiscal year and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in Section 2.

3.6 Reliance on Exemptions. The Investor understands that the New Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the New Note.

4. COVENANTS.

4.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

4.2 Holding Period. For the purposes of Rule 144 under the 1933 Act (“Rule 144”), the Company acknowledges that the holding period of the shares of the Conversion Shares may be tacked onto the holding period of the Original Note, and the Company agrees not to take a position contrary to this Section 4.2. Upon receipt of an opinion of counsel to the Investor, in a form and from counsel reasonably acceptable to the Company and its transfer agent, the Company agrees to take commercially reasonable efforts to issue the Common Stock upon conversion of the New Note without restriction, without any restrictive legend, (A) following any sale of such Conversion Shares pursuant to Rule 144, or (B) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions.

4.3 Security Agreement Filings. The Company acknowledges that the security interest granted pursuant to the Security Agreement between the Company and the Investor dated February 12, 2016 entered into in connection with the Convertible Note shall also extend to the New Note. The Company shall immediately take whatever actions reasonably requested by the Investor to perfect and continue the Investor’s security interest in the Collateral (as defined in the Security Agreement) with respect to the New Note.

4.4 Removal of Legends.

(a) The New Note and the Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Note other than pursuant to an effective registration statement or Rule 144, (provided that the Investor provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Conversion Shares may be sold pursuant to such rule), to the Company or to an affiliate of the Investor, or in connection with a pledge as contemplated in this Section, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company and its transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and its transfer agent, to the effect that such transfer does not require registration of such transferred security under the 1933 Act.

(b) The Investor agree to the imprinting, so long as is required by this Section, of a legend on any of the Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge, but Investor’s transferee shall promptly notify the Company of any subsequent transfer or foreclosure of such Securities. The Company will not be responsible for any pledge relating to, or the grant of any security interest in, any Securities or for any agreement, understanding, or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Note and/or Conversion Shares as may be reasonably requested in connection such pledge or transfer.

(c) The legend set forth in Section 4.4(b) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the DTC, if: (i) a registration statement covering the resale of such Security is effective under the Securities Act (provided that, if the Investor is selling pursuant to the effective registration statement registering the Securities for resale, the holder agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold pursuant to Rule 144 (if the seller is not an Affiliate of the Company), (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including Section 4(a)(1), judicial interpretations and pronouncements issued by the staff of the SEC). Any fees associated with the removal of such legend shall be borne by the Company. The Company agrees that following such time as such legend is no longer required under this Section, it will, no later than three Trading Days (a “Trading Day” being a day on which the principal trading market or exchange on which the Company’s common stock is listed or quoted for trading, is open for trading) following the delivery by Investor to the Company or the Company’s transfer agent of (x) a legended certificate representing the Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), (y) a notice of conversion to effect the conversion of such New Note in accordance with its terms and an opinion of counsel to the extent required under Section 4.6(a) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser or the transferee of the Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC system as directed by the Investor.

4.5 Furnishing of Information; Registration Rights.

(a) Until the earliest of the time that the Investor does not own any Securities, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

(b) At any time during the period commencing from the date hereof and ending at such time that all of the Conversion Shares (assuming conversion) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) for a period of more than 30 consecutive days or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) for a period of more than 30 consecutive days (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to two percent (2.0%) of the aggregate Conversion Price of New Note(s) on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer or sell the Conversion Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c) The Securities shall be deemed “Registrable Securities” for purposes of Section 4.3 of the Securities Purchase Agreement between the Company and the Investor dated February 12, 2016 entered into in connection with the Convertible Note.

4.6 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the 1933 Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.7 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the filing of such report, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or its subsidiary, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Investor or any of its affiliates on the other hand, shall terminate. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or trading market regulations (including FINRA), in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b). Notwithstanding the foregoing, the Company shall not be required to submit for review any such disclosure contained in reports filed with the SEC if it shall have previously provided the same disclosure for review in connection with a previous filing.

4.8 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that the Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Investor.

4.9 Non-Public Information.

(a) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.7, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without such the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(b) Notwithstanding anything to the contrary in Section 4.9(a), for as long as the New Note remains outstanding, the Company shall provide the Investor with internal monthly (within 10 days), quarterly (within 30 days), and annual (within 45 days) financial reports (including budget to actual comparisons), as well as monthly A/R and A/P statements.  Additionally, audited annual financials must be provided to the Investor within 120 days of year end.  Additional information requests such as status updates on manufacturing and capex, shipment of products, sales pipeline, board decisions, regulatory/licensing, etc. shall not be unreasonably withheld upon request.  When provided prior to public release, the information provided to the Investor pursuant to this Section 4.9(b) will be deemed to be confidential, material, non-public information, and shall be handled by the Investor as such. Notwithstanding anything to the contrary in Section 4.9(a), the Company shall have no obligation to publicly disclose such information as a result of the disclosure of the same to the Investor.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section, the Company will indemnify and hold Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such stockholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (c) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock, subject to adjustment for stock splits and dividends, combinations and similar events, equal to the amounts required by the Transaction Documents. The Company shall not enter into any agreement or file any amendment to its certificate of incorporation (including the filing of a Certificate of Designation) which conflicts with this Section while the New Note and/or the Conversion Shares remain outstanding.

4.12 Trading of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the trading market on which it is currently listed or quoted. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other trading market as promptly as possible.

5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1 The Investor shall have duly executed this Agreement and delivered the same to the Company.

5.2 The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as the date hereof (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the date hereof.

5.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6. CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 The Company shall have duly executed and delivered this Agreement and the New Note to the Investor.

6.2 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date hereof as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the date hereof.

6.3 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated by this Agreement.

6.4 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5 The Company shall have completed a financing resulting in at least $1,000,000 in cash proceeds to the Company.

7. MISCELLANEOUS.

7.1 Approval of Budgets and Expense Disbursements. For so long as the New Note is outstanding, the Investor will have the right to review and approve the Company’s budgets and to review and approve any expense disbursements over $10,000, which approvals shall not be unreasonably withheld, delayed, or conditioned.

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall only be commenced in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

7.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.5 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Guided Therapeutics Inc.
5835 Peachtree Corners East, Suite D
Norcross, GA 30092
Telephone No.: (770) 242-8723
Facsimile No.: (770) 242-8639
Attention: President
E-mail: president@guidedinc.com

If to the Investor:	Evan Myrianthopoulos
535 West 24th Street, 4th Floor
New York, NY 10011
Direct: (212) 235-2653
Fax: (212) 235-2651
Email: emyrian@gpb-cap.com

With a copy to:

Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Email: acataneo@sheppardmullin.com
Attention: Andrea Cataneo, Esq.

to its address and email address set forth above, or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's email program containing the time, date, recipient email address and copy of the message or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by operation of law). The Investor may assign any or all of its rights under this Agreement to any person to whom Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Investor.

7.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

[signature page follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

GUIDED THERAPEUTICS, INC.

By:/s/ Gene S. Cartwright
Name: Gene S. Cartwright
Title: CEO

INVESTOR:

GPB DEBT HOLDINGS II LLC

By: /s/ Evan Myrianthopoulos
Name: Evan Myrianthopoulos
Title: Authorized Signatory

Exhibit A